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                                                                     EXHIBIT 5.1

                             PILLSBURY WINTHROP LLP
                                50 Fremont Street
                             San Francisco, CA 94105

                                  May 30, 2002

Applied Molecular Evolution, Inc.
3520 Dunhill Street
San Diego, CA 92121

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

        With reference to the Registration Statement on Form S-8 to be filed by Applied Molecular Evolution, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, relating to an aggregate of 782,625 shares of the Company's Common Stock issuable pursuant to the Applied Molecular Evolution, Inc. 2001 Stock Incentive Plan ("2001 Plan") it is our opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the 2001 Plan will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                              Very truly yours,


                                              /s/ Pillsbury Winthrop LLP